EXHIBIT 99.1

Press Release

MEDITE Cancer Diagnostics, Inc.
Successfully obtained Mexican Tender for 31 Stainers
and First Delivery of new Manual Microtome to China

Orlando, FL., August 27, 2015 - MEDITE Cancer Diagnostics, Inc., (OTC/QB: MDIT) specializing in the development, manufacturing, and marketing of molecular biomarkers and premium medical devices for detection, risk assessment and diagnosis of cancer and precancerous conditions announces its Mexican distributor, ATYDE won a public tender for delivery of 31 MEDITE tissue staining machines with a the total retail value of approximately $600,000. This is the first major sale to Mexico for MEDITE. Also, MEDITE announces the first delivery of 10 units of MEDITE’s recently developed manual microtome M380 to the Chinese market through MEDITE’s distributor, UNIC Medical.

MEDITE’s Mexican distributor, ATYDE has ordered 13 units of MEDITE’s Programmable Slide Stainer TST44 and 18 units of MEDITE Continuous Linear Stainer COT20. “MEDITE’s tissue stainers are completely manufactured in Germany and provide a high level of automation, high quality and high throughput in staining human tissue for cancer diagnostics in histology laboratories. We look to expand our business with MEDITE since they are an experienced supplier which can address our needs for high quality, reliable and cost effective histology and cytology products,” stated Ms. Silvia Ramirez, Account Manager for ATYDE.

MEDITE also has delivered the first 10 units of the new manual microtome M380 to MEDITE’s Chinese partner UNIC Medical. “We are excited about receiving the recently developed manual microtones from MEDITE. We expect this instrument to address the histology market needs at many Chinese medical institutions processing tissue samples for cancer diagnostics on a daily basis. MEDITE’s products which incorporate German standards of high quality engineered mechanics will enhance the quality of patient care and improve operating efficiencies at our client’s medical institutions. We believe this product will attract many buyers as it offers superior mechanical quality at an affordable price”, stated Ben Zheng, President of UNIC Medical. “We believe MEDITE, the only German company manufacturing histology products in Germany such as the microtome M380, has set a superior standard worldwide incorporating the ability to cut human tissue sections thinner than 1 micron. The newly developed microtome M380 along with many of our current and future products address a burgeoning need in China, India and other rapidly growing countries by providing state of the art health care diagnostics tools for governments and private institutions allowing for the improvement of their citizens’ quality of life,“ stated Michaela Ott, CEO of MEDITE Cancer Diagnostics, Inc.

As part of a government initiative, MEDITE along with its distribution partner UNIC Medical is working to standardize the Chinese histology laboratory process using MEDITE equipment, consumables, immuno-assays, along with the approved UNIC scanning technology for digitalization and computer aided diagnostics utilizing the latest cloud technology. UNIC Medical is a subsidiary of UNIC Group, a high tech company focused on automated digital optical quality assurance technology. In 2014, MEDITE successfully received Chinese Food and Drug Administration (“CFDA”) approval for all MEDITE histology laboratory devices. The CFDA application for the cytology product line currently is in preparation, and approval is expected in 2015.

About MEDITE Cancer Diagnostics, Inc.
MEDITE Cancer Diagnostics Inc., is a Delaware registered company consisting of wholly-own MEDITE GmbH a Germany-based Company, with its subsidiaries CytoGlobe GmbH (Cytology Products, Germany), MEDITE GmbH (Distributor, Austria), MEDITE Inc. (Distributor, Americas) and MEDITE sp. z o.o. (R&D Poland). Since 1978, the MEDITE® group of companies has specialized in the development, manufacture and distribution of medical laboratory automation equipment and supplies for pathology, histology and cytology. For these fields, MEDITE offers a complete range of devices and consumables.  MEDITE currently sells into 70 countries and is the market leader in Germany. Through CytoGlobe, a wholly owned subsidiary, MEDITE offers a full range of products for Cytology labs. Additional information on MEDITE’s products and services can be found at www.medite-group.com. On April 3, 2014, MEDITE was acquired by CytoCore, Inc. a bio molecular diagnostics company engaged in the design, development, and commercialization of cost-effective cancer screening systems and Biomarkers to assist in the early detection of cancer. The name of the company changed from CytoCore, Inc. to MEDITE Cancer Diagnostics, Inc. in December 2014.

Forward Looking Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future operating performance, events, trends and plans. All statements other than statements of historical fact contained herein, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause our actual results to differ from our expectations, include but are not limited to, MEDITE’s ability to maintain and grow its revenues, as well as those risk factors that apply to our operations as disclosed in Item 1A of our Report on Form 10-K for the year ended December 31, 2014 and other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances occurring after the date hereof.

For more information please visit: www.medite-group.com

Investor Contact:

Robert McCullough, Jr. CFO

407 996 9630